As Filed With the Securities and Exchange Commission on October 3, 2007
                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933


                           LASALLE BRANDS CORPORATION

           Nevada                                                88-0263701
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                           Identification Number)

             7702 E Doubletree Ranch Suite 300 Scottsdale, AZ 85258
               (Address of principal executive offices) (Zip Code)

                            Scott Campbell, President
                           LaSalle Brands Corporation
                          7702 E. Doubletree Suite 300
                              Scottsdale, AZ 85258
                                 (480) 905-5550
           (Name, address and telephone number of agent for service.)


             The 2007 Incentive Plan of LaSalle Brands Corporation.
                            (Full title of the plan)


       Cane & Associates, LLP, 2300 W. Sahara Avenue. Las Vegas. NV 89102
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (702) 312-6255

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed      Proposed
                                           Maximum       Maximum
                                          Offering      Aggregate     Amount of
Title of Securities     Amount to be        Price       Offering    Registration
 to be Registered        Registered      Per Share(1)     Price         Fee
--------------------------------------------------------------------------------
Common Stock              3,000,000         $1.70     $5,100,000.00    $156.57
================================================================================
(1) Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) f the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of October 1, 2007, a date within five business days prior to the date of filing of this registration statement.
================================================================================

                                     PART 1

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In accordance with the rules and Regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, certain documents are not being filed with the Commission either in part of this Registration Statement or as Prospectuses or Supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by LaSalle Brands Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2006.

     2.   All reports filed by the Company with the Commission pursuant to
          Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2006.

     3.   All (if any) reports filed by the registrant pursuant to Section 13
          (a) and 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All documents subsequently filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 of the Securities Exchange Act of 1934, the "Exchange Act") prior to the filing of a post-effective amendment which will indicate that all securities hereby have been sold, or which de-registers securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

The common stock of the Company being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form 10-SB registration statement filed with the Commission on November 19, 1996.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being registered hereby was hired on a contingent basis or has or is to receive, in connection with this registration, a substantial interest, direct or indirect, in the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada Revised Statutes provides for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. This section requires that the individual was acting "in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful". The section further provides that "indemnification may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action".

The Company has not entered into individual indemnity agreements with its officers or directors. The Company's By-Laws, however, provide a blanket indemnification that the Company shall indemnify, to the fullest extent under Nevada law, its directors against certain liabilities incurred with respect to their service in all instances where the director acted in good faith and in reliance upon information obtained from noted reliable sources.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

No restricted securities are being reoffered or resold pursuant to this registration statement.

ITEM 8. EXHIBITS.

The exhibits attached to this registration statement are listed in the Exhibit Index, which is found on page 6.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) To treat, for the purpose of determining any liability under the Securities Act of 1933 as amended (the "Securities Act"), each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, Arizona on October 1, 2007.

                                        LaSalle Brands Corporation


                                        By: /s/ Frank Holdraker
                                            ------------------------------------
                                            Frank Holdraker, as Chairman


                                        By: /s/ Scott Campbell
                                            ------------------------------------
                                            Scott Campbell, as President & Chief
                                            Financial Officer

Pursuant to the requirements of the Securities Act, the following persons, in their respective capacities, have signed this registration statement on the date indicated.

       Signature                         Title                       Date
       ---------                         -----                       ----


/s/ Frank Holdraker                     Director                 October 1, 2007
------------------------------
Frank Holdraker


/s/ Scott Campbell                      Director                 October 1, 2007
------------------------------
Scott Campbell


/s/ Kenneth Fielding                    Director                 October 1, 2007
------------------------------
Kenneth Fielding


/s/ John Gaetz                          Director                 October 1, 2007
------------------------------
John Gaetz


/s/ Erin Strench                        Director                 October 1, 2007
----------------
Erin Strench

                                INDEX TO EXHIBITS

Commission Ref. No.
    Exhibits                         Description of Exhibit
    --------                         ----------------------

      4.1              The 2007 Incentive Plan of LaSalle Brands Corporation

      5.1 Opinion and Consent of Counsel with respect to the legality of the issuance of securities pursuant to this S-8 registration statement

      23.1             Consent of Accountant